BY-LAWS
                               OF
                     CYTEC INDUSTRIES INC.
             (hereinafter called the "Corporation")

                           ARTICLE I

                            OFFICES

          Section 1.     Registered Office.    The registered office of the
Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

          Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                           ARTICLE II

                    MEETINGS OF STOCKHOLDERS

          Section 1. Place of Meetings. Meetings of the stockholder for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          Section 2. Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting in accordance with these By-laws. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten or more than sixty days before the date of the meeting.

          Section 3. Special Meetings. Subject to the terms and provisions of any class or series of preferred stock of the Corporation, special meetings of stockholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board of Directors or the President, and may not be called by any other person or persons. Written notice of a special meeting stating the place, date and hour of the meeting and purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting, and only such business as is stated in such notice shall be acted upon thereat.

          Section 4. Advance Notification of Business to be Transacted at Stockholder Meetings. To be properly brought before the annual or any special stockholders' meeting, business must be either (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual or any special stockholders' meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs; and provided, further, however, that this
Section 4 shall not apply to any special meeting of stockholders where only the holders of one or more classes or series of preferred stock of the Corporation are entitled to vote. Such stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

          Except as otherwise provided in this Article II, Section 4, no business shall be conducted at the annual or any special meeting except in accordance with the procedures set forth in this Article II, Section 4, provided, however, that nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 4, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          Section 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be preesnt or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

          Section 6. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented thereat and entitled to vote on the subject matter thereof. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

          Section 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

          Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.


                          ARTICLE III

                           DIRECTORS

          Section 1. Number and Election of Directors. Subject to the terms and provisions of any class or series of preferred stock of the Corporation, the Board of Directors shall consist of not less than 5 (including any directors elected by the holders of any class or series of Preferred Stock entitled to elect directors as a class or series) nor more than 12 members, the exact number of which shall be fixed from time to time by the Board of Directors. Except as otherwise required in the Certificate of Incorporation and as provided in Section 3 of this Article III, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office as provided by Article SIXTH of the Certificate of Incorporation. Any director may resign at any time upon written notice to the Corporation.

          Section 2. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors; provided, however, that the following procedures shall not apply to the nomination of persons for election as directors by vote of any class or series of preferred stock of the Corporation. Nominations of persons for election to the Board of Directors of the corporation at the Annual Meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any common stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 2. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting, provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth
(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. Such notice shall be accompanied by the executed consent of each nominee to serve as a director if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation by the holders of Common Stock of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an Annual Meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded.

          Section 3. Vacancies. Any vacancy on the Board of Directors, which at an Annual Meeting of stockholders may be filled by the holders of Common Stock, howsoever resulting, may be filled by a majority of the directors then in office (excluding any director elected by any class or series of Preferred Stock), though less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

          Section 4.     Duties and Powers.   The business of the Corporation
shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

          Section 5. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President or by a majority of the Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, or personally or by telephone, telegram, telecopy or similar means of communication on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

          Section 6. Quorum; Action of the Board of Directors. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 7.     Action by Written Consent.   Any action required or
permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the member of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          Section 8. Meetings by Means of Conference Telephone. Members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

          Section 9.     Committees.    Subject to the terms and provisions of
any class or series of preferred stock of the Corporation requiring the establishment of any committee or committees and setting forth the procedures for electing directors thereto, (i) the Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, (ii) the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee and (iii) in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Unless the Board of Directors or such committee shall otherwise provide, regular and special meetings and other actions of any shall be governed by the provisions of this Article III applicable to meetings and actions of the Board of Directors. Each committee shall keep regular minutes and report to the Board of Directors when required.

          Section 10.    Fees and Compensation.   Directors and members of
committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 11.    Interested Directors.    No contract or transaction
between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting or the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorized the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;
or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                           ARTICLE IV

                            OFFICERS

          Section 1.     General.   The officers of the Corporation shall be
chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and Assistant Secretaries, Assistant Treasurers and other officers. Such officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers; provided that any such selection shall be evidenced by a document signed by the officer making the selection and filed in the minute books of the Corporation, and any such selection shall terminate at the next regular meeting of the Board of Directors unless such selection is ratified by a vote of the Board of Directors at such meeting. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws. The officers of the Corporation need not be stockholders or the corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

          Section 2.     Election.   The Board of Directors at its first
meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation, who shall be subject to the control of the Board of Directors and shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors, and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors with or without cause. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.


                           ARTICLE V

                             STOCK

          Section 1.     Form of Certificates.   Every holder of stock in the
Corporation shall be entitled to have a certificate signed, in the name of the Corporation (a) by the Chairman of the Board of Directors, the President or a Vice President and (b) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

          Section 2.   Signatures.   Where a certificate is countersigned by
(a) transfer agent other than the Corporation or its employee or (b) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 3.     Lost Certificates.   The Board of Directors may
direct that a new certificate be issued, or establish procedures for the issuance of a new certificate, in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance, or establishing such procedures, the Board of Directors or any duly authorized officer may, in its or his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors or such officer shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 4.     Transfers.   Stock of the Corporation shall be
transferable in the manner prescribed by law and in these By-laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

          Section 5.     Record Date.   Except as otherwise provided in
Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof,or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 6.     Beneficial Owners.   The Corporation shall be entitled
to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                           ARTICLE VI

                            NOTICES

          Section 1.      Notices.   Whenever written notice is required by
law, the Certificate of Incorporation or these By-laws, to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon pre-paid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, cable or facsimile transmission.

          Section 2.     Waivers of Notice.   Whenever any notice is required
by law, the Certificate of Incorporation or these By-laws, to be given to any director or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent thereto.


                          ARTICLE VII

                       GENERAL PROVISIONS

          Section 1.     Dividend.   Dividends upon the capital stock of
the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

          Section 2. Fiscal Year. The Fiscal year of the Corporation, unless otherwise fixed by resolution of the Board of Directors, shall be the calendar year.

          Section 3.     Corporation Seal.   The corporate seal shall have
inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          Section 4.     Signatures.   Any one of (i) the Chairman of the
Board, (ii) the President, (iii) the Vice President, (iv) the Treasurer, (v) the Assistant Treasurers, (vi) such other individual or individuals so authorized from time to time (to the extent so authorized ) by the Board of Directors, or (vii) such other individual or individuals so authorized from time to time (to the extent so authorized) by an instrument signed by any two of the Chairman of the Board, the President, the Vice Presidents or the Treasurer, which is attested by the Secretary or an Assistant Secretary and filed in the office of the Secretary, is authorized to sign, in the name and on behalf of the Corporation, all contracts, leases, deeds, powers of attorney, bonds, notes, guarantees, checks, drafts, receipts, endorsements, acceptances, applications for letters of credit and other corporate obligations and undertakings of the Corporation. Any authorization made pursuant to clause (vii) of this section may be amended or terminated by an instrument similarly signed, attested and filed.

          Section 5. Representation at Meetings. Any one of (i) the Chairman of the Board, (ii) the President, (iii) the Vice Presidents, (iv) the Treasurer, (v) the Assistant Treasurers, (vi) the Secretary, (vii) the Assistant Secretaries, (viii) such other individual or individuals so authorized from time to time (to the extent so authorized ) by the Board of Directors, or (ix) such other individual or individuals so authorized from time (to the extent so authorized) in any instrument signed by any two of the Chairman of the Board, the President, the Vice Presidents or the Treasurer, which is attested by the Secretary or an Assistant Secretary and filed in the Office of the Secretary, is authorized to represent the Corporation at any meeting of holders of stock or debt obligations of any corporation in which it may own capital stock or debt obligations.


                          ARTICLE VIII

                        INDEMNIFICATION

          Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2.   Power to indemnify in Actions, Suits or Proceedings by
or in the Right of the Corporation.   Subject to Section 3 of this Article
VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extend that the Court of Chancery or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 3.   Authorization of Indemnification.   Any indemnification
under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this
Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders. To the extent, however, that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

          Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent.
The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this
Article VIII, as the case may be.

          Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer or employee seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer or employee seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

          Section 6.     Expenses Payable in Advance.   Expenses incurred by a
director, officer or employee in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

          Section 7.     Nonexclusivity of Indemnification and Advancement of
Expenses.   The  indemnification and advance of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

          Section 8.     Insurance.   The Corporation may purchase and maintain
insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

          Section 9. Certain Definitions. For purposes of this Article VIII, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any entity controlled by a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers or employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was a director, officer or employee of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involve services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

          Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify and director, officer or employee in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.


                           ARTICLE IX

                           AMENDMENTS

          Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the common stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws by the stockholders shall be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

          Section 2. Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.